                                   Ford Motor Company and Subsidiaries

                                          HIGHLIGHTS
                                          -----------
                                                              First Quarter
                                                        -------------------------
                                                          1994             1993
                                                        --------         --------

Worldwide factory sales of cars
 and trucks (in thousands)
- - United States                                           1,084              922
- - Outside United States                                     588              609
                                                          -----            -----
   Total                                                  1,672            1,531
                                                          =====            =====

Sales and revenues (in millions)
- - Automotive                                            $26,070          $22,686
- - Financial Services                                      4,332            4,077
                                                        -------          -------
   Total                                                $30,402          $26,763
                                                        =======          =======

Net income/(loss) (in millions)
- - Automotive                                            $   955          $   176
- - Financial Services                                        (51)*            396
                                                        -------          -------
   Total                                                $   904          $   572
                                                        =======          =======

Capital expenditures (in millions)
- - Automotive                                            $ 1,641          $ 1,270
- - Financial Services                                         59               19
                                                        -------          -------
   Total                                                $ 1,700          $ 1,289
                                                        =======          =======

Stockholders' equity at March 31
- - Total (in millions)                                   $16,633          $15,258
- - After-tax return on Common and
   Class B stockholders' equity                            26.3%            17.3%

Automotive cash, cash equivalents,
 and marketable securities at
 March 31 (in millions)                                 $11,573          $ 9,286

Automotive debt at March 31
 (in millions)                                          $ 7,919          $ 8,115

After-tax returns on sales
- - Automotive                                                3.7%             0.8%
- - Total Company                                             3.1%             2.2%

Shares of Common and Class B Stock
 (in millions)
- - Average number outstanding                                500              490
- - Number outstanding at March 31                            501              491

AMOUNTS PER SHARE OF COMMON AND
 CLASS B STOCK AFTER PREFERRED
 STOCK DIVIDENDS

Income/(loss)
- - Automotive                                            $  1.76          $  0.21
- - Financial Services                                      (0.10)            0.81
                                                        -------          -------
   Total                                                $  1.66          $  1.02
                                                        =======          =======

Income assuming full dilution                           $  1.51          $  0.95

Cash dividends per share of Common
 and Class B Stock                                      $  0.40          $  0.40

- - - - - -
*Includes a loss of $440 million related to the disposition of First Nationwide Financial Corporation

                                     Ford Motor Company and Subsidiaries

                                             VEHICLE FACTORY SALES
                                             ---------------------


                               For the Periods Ended March 31, 1994 and 1993


                                                              First Quarter
                                                        --------------------------
                                                           1994             1993
                                                        ---------        ---------
North America
Cars - U.S.                                               521,808          486,257
     - Canada                                              33,305           25,322
     - Mexico                                              11,655           19,643
                                                        ---------        ---------
  Total cars                                              566,768          531,222

Trucks - U.S.                                             562,503          436,204
       - Canada                                            30,044           24,458
       - Mexico                                             8,171           12,200
                                                        ---------        ---------
  Total trucks                                            600,718          472,862
                                                        ---------        ---------

  Total North America                                   1,167,486        1,004,084

Outside North America
Germany                                                   242,675          236,777
Britain                                                   108,696          118,036
Spain                                                      76,731           81,309
Taiwan                                                     29,322           36,824
Australia                                                  26,995           27,758
Japan                                                      12,152           17,886
Other countries                                             8,375            8,737
                                                        ---------        ---------

  Total outside North America                             504,946          527,327
                                                        ---------        ---------

  Total worldwide vehicle
   factory sales                                        1,672,432        1,531,411
                                                        =========        =========






Includes units manufactured by other companies and sold by Ford. Factory sales are shown by source of manufacture, except within North America. In North
America, U.S. sales include exports from Canada, Mexico, and Australia.
Canadian sales include exports from the U.S. and Mexico. Mexican sales include exports from the U.S. and Canada.


                                       Ford Motor Company and Subsidiaries

                                          CONSOLIDATED STATEMENT OF INCOME
                                          ---------------------------------

                                 For the Periods Ended March 31, 1994 and 1993
                                              (in millions)
                                                                                       First Quarter
                                                                                 -------------------------
                                                                                   1994             1993
                                                                                 --------         --------
                                                                                       (unaudited)
AUTOMOTIVE
Sales                                                                            $26,070          $22,686

Costs and expenses (Note 1)
Costs of sales                                                                    23,352           21,084
Selling, administrative, and other expenses                                        1,159            1,097
                                                                                 -------          -------
 Total costs and expenses                                                         24,511           22,181

Operating income                                                                   1,559              505

Interest income                                                                      128              131
Interest expense                                                                     176              234
                                                                                 -------          -------
 Net interest expense                                                                (48)            (103)
Equity in net income of affiliated companies                                          67                1
Net expense from transactions with Financial Services                                 (8)              (7)
                                                                                 -------          -------

Income before income taxes - Automotive                                            1,570              396

FINANCIAL SERVICES
Revenues                                                                           4,332            4,077

Costs and expenses
Interest expense                                                                   1,598            1,622
Operating and other expenses                                                         824              724
Provision for credit and insurance losses                                            344              394
Depreciation                                                                         903              674
Loss on disposition of First Nationwide Financial Corp. (Note 3)                     475                -
                                                                                 -------          -------
 Total costs and expenses                                                          4,144            3,414
Net revenue from transactions with Automotive                                          8                7
                                                                                 -------          -------

Income before income taxes - Financial Services                                      196              670
                                                                                 -------          -------

TOTAL COMPANY
Income before income taxes                                                         1,766            1,066

Provision for income taxes                                                           825              468
                                                                                 -------          -------

Income before minority interests                                                     941              598

Minority interests in net income of subsidiaries                                      37               26
                                                                                 -------          -------

Net income                                                                           904              572

Preferred stock dividend requirements                                                 72               72
                                                                                 -------          -------

Income attributable to Common and Class B Stock                                  $   832          $   500
                                                                                 =======          =======

Average number of shares of Common and Class B Stock outstanding                     500              490

AMOUNTS PER SHARE OF COMMON STOCK AND CLASS B STOCK
 AFTER PREFERRED STOCK DIVIDENDS

Income                                                                           $  1.66          $  1.02
                                                                                 =======          =======

Income assuming full dilution                                                    $  1.51          $  0.95

Cash dividends                                                                   $  0.40          $  0.40
- - - - - -
The accompanying notes are part of the financial statements.

                                        Ford Motor Company and Subsidiaries

                                             CONSOLIDATED BALANCE SHEET
                                             ---------------------------
                                                      (in millions)
                                                                           March 31,      December 31,
                                                                             1994             1993
                                                                         ------------     ------------
                                                                         (unaudited)
ASSETS
Automotive
Cash and cash equivalents                                                $  5,646         $  5,667
Marketable securities                                                       5,927            4,085
                                                                         --------         --------
   Total cash, cash equivalents, and marketable securities                 11,573            9,752

Receivables                                                                 2,386            2,302
Inventories (Note 2)                                                        5,976            5,538
Deferred income taxes                                                       2,923            2,830
Other current assets                                                        1,235            1,226
Net current receivable from Financial Services                              1,039              834
                                                                         --------         --------
   Total current assets                                                    25,132           22,482

Equity in net assets of affiliated companies                                3,089            3,002
Net property                                                               23,692           23,059
Deferred income taxes                                                       5,120            5,427
Other assets                                                                7,683            7,691
Net noncurrent receivable from Financial Services                              78               76
                                                                         --------         --------
   Total Automotive assets                                                 64,794           61,737

Financial Services (Note 3)
Cash and cash equivalents                                                   1,617            2,555
Investments in securities                                                   5,369            8,219
Net receivables and lease investments                                     118,493          119,535
Other assets                                                                8,160            6,892
                                                                         --------         --------
   Total Financial Services assets                                        133,639          137,201
                                                                         --------         --------

   Total assets                                                          $198,433         $198,938
                                                                         ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                           $  9,953         $  8,769
Other payables                                                              2,000            1,976
Accrued liabilities                                                        10,894           10,815
Income taxes payable                                                          510              160
Debt payable within one year                                                  835              932
                                                                         --------         --------
   Total current liabilities                                               24,192           22,652

Long-term debt                                                              7,084            7,084
Other liabilities                                                          26,372           25,911
Deferred income taxes                                                         974            1,089
                                                                         --------         --------
   Total Automotive liabilities                                            58,622           56,736

Financial Services (Note 3)
Payables                                                                    2,153            1,881
Debt                                                                      109,296          103,960
Deposit accounts                                                                0           10,549
Deferred income taxes                                                       2,599            2,287
Other liabilities and deferred income                                       6,451            5,583
Net payable to Automotive                                                   1,117              910
                                                                         --------         --------
   Total Financial Services liabilities                                   121,616          125,170

Preferred stockholders' equity in subsidiary companies                      1,562            1,458

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate
  liquidation preference of $3.4 billion)                                       *                *
 Common Stock, par value $1.00 per share
  (466 and 464 million shares issued)                                         466              464
 Class B Stock, par value $1.00 per share
  (35 million shares issued)                                                   35               35
Capital in excess of par value of stock                                     5,165            5,082
Foreign currency translation adjustments and other                           (331)            (678)
Minimum pension liability adjustment                                         (406)            (400)
Earnings retained for use in business                                      11,704           11,071
                                                                         --------         --------
   Total stockholders' equity                                              16,633           15,574
                                                                         --------         --------

   Total liabilities and stockholders' equity                            $198,433         $198,938
                                                                         ========         ========

- - - - - -
*Less than $1 million
The accompanying notes are part of the financial statements.

                                         Ford Motor Company and Subsidiaries

                                        CONSOLIDATED STATEMENT OF CASH FLOWS
                                        -------------------------------------
                                   For the Periods Ended March 31, 1994 and 1993
                                                   (in millions)
                                                                             First Quarter 1994       First Quarter 1993
                                                                           ----------------------   ----------------------
                                                                                       Financial                Financial
                                                                           Automotive  Services     Automotive  Services
                                                                           ----------  ---------    ----------  ---------
                                                                                (unaudited)              (unaudited)
Cash and cash equivalents at January 1                                     $  5,667    $  2,555     $  3,504    $  3,182

Cash flows from operating activities before securities trading                3,814       2,228        3,062       1,602
Net (purchases)/sales of trading securities (Note 4)                         (1,924)         39            -           -
                                                                           --------    --------     --------    --------
   Net cash flows from operating activities                                   1,890       2,267        3,062       1,602

Cash flows from investing activities
 Capital expenditures                                                        (1,641)        (59)      (1,270)        (19)
 Acquisitions of receivables and lease investments                                -     (47,560)           -     (37,874)
 Collections of receivables and lease investments                                 -      39,806            -      32,744
 Purchases of securities (Note 4)                                              (112)     (3,607)     (21,233)     (4,270)
 Sales of securities (Note 4)                                                   198       3,594       22,285       3,332
 Proceeds from sales of receivables                                               -         390            -       1,947
 Loans originated net of principal payments                                       -        (204)           -        (174)
 Other                                                                          162        (252)         (45)        348
                                                                           --------    --------     --------    --------
   Net cash used in investing activities                                     (1,393)     (7,892)        (263)     (3,966)

Cash flows from financing activities
 Cash dividends                                                                (272)          -         (276)          -
 Issuance of Common Stock                                                        84           -           69           -
 Changes in short-term debt                                                     (52)      2,373         (117)       (575)
 Proceeds from issuance of other debt                                             0       6,051           65       5,977
 Principal payments on other debt                                                 0      (3,826)         (57)     (2,738)
 Changes in customers' deposits, excluding
  interest credited                                                               -        (422)           -        (979)
 Receipts from annuity contracts                                                  -         185            -         221
 Issuance of subsidiary company preferred stock                                   -           0            -         173
 Other                                                                           25          31           21          11
                                                                           --------    --------     --------    --------
   Net cash (used in)/provided by financing
    activities                                                                 (215)      4,392         (295)      2,090

Effect of exchange rate changes on cash                                         (96)         88          (42)         62
Net transactions with Automotive/
 Financial Services                                                            (207)        207       (1,158)      1,158
                                                                           --------    --------     --------    --------

   Net (decrease)/increase in cash and cash
    equivalents                                                                 (21)       (938)       1,304         946
                                                                           --------    --------     --------    --------

Cash and cash equivalents at March 31                                      $  5,646*   $  1,617     $  4,808*   $  4,128
                                                                           ========    ========     ========    ========

   Total cash and cash equivalents                                                $7,263                   $8,936
                                                                                  ======                   ======

- - - - - -
*Automotive cash, cash equivalents, and marketable securities at March 31 were as follows (in millions): 1994 - $11,573; 1993 - $9,286

The accompanying notes are part of the financial statements.

                                      Ford Motor Company and Subsidiaries

                                        NOTES TO FINANCIAL STATEMENTS
                                        -----------------------------
                                                 (unaudited)


1.  Selected Automotive costs and expenses are summarized as follows (in millions):
    --------------------------------------
                                                                              First Quarter
                                                                         -----------------------
                                                                          1994             1993
                                                                         ------           ------
Depreciation                                                             $  581           $  610
Amortization                                                                542              534

2.Inventories are summarized as follows (in millions):
  -----------
                                                                         March 31,        December 31,
                                                                           1994               1993
                                                                         ---------        ------------
Raw materials, work in process and supplies                               $3,082             $2,937
Finished products                                                          2,894              2,601
                                                                          ------             ------
  Inventories - Automotive                                                $5,976             $5,538
                                                                          ======             ======
  Inventories - U.S. Automotive                                           $2,782             $2,575

3.  Sale of First Nationwide Bank
    -----------------------------
    On April 14, 1994, an agreement was entered into between First Nationwide Bank, a Federal Savings Bank (the "Bank") and First Madison Bank, FSB ("First Madison") for the sale of substantially all of the Bank's assets to, and the assumption of substantially all of the Bank's liabilities by, First Madison. The Bank is a wholly owned subsidiary of First Nationwide Financial Corporation ("FNFC"), which in turn is a wholly owned subsidiary of Ford. The transaction, which is subject to federal regulatory approvals, is expected to be completed in about six months.

    The company recognized in First Quarter 1994 earnings a pre-tax loss of $475 million and an after-tax loss of $440 million related to the disposition of FNFC, reflecting the non-recovery of goodwill and reserves for estimated losses on assets to be retained or repurchased by FNFC.
    These assets will be liquidated over time as market conditions permit.
    The tax effect of this transaction takes into account differences between the book and tax basis of certain assets for which deferred taxes were not required to be provided under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The Company's income statement includes the results of operations of FNFC through March 31, 1994. The net assets of FNFC at March 31, 1994, are included in the balance sheet under Financial Services - Other Assets. Historically, FNFC (including the Bank) has not had a significant effect on Ford's operating results.


4.  Consolidated Statement of Cash Flows
    ------------------------------------
    Effective January 1, 1994, the company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Accordingly, the purchases and sales of trading securities are included in cash flows from operating activities. Financial statements for the prior period were not restated.